EXHIBIT 4.2

           (Form of Certificate of New Junior Subordinated Debenture)

                                  EXHIBIT 4.2

                (FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE)


         IF THE JUNIOR SUBORDINATED DEBENTURE IS A GLOBAL JUNIOR SUBORDINATED DEBENTURE, INSERT: THIS JUNIOR SUBORDINATED DEBENTURE IS A GLOBAL JUNIOR SUBORDINATED DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS JUNIOR SUBORDINATED DEBENTURE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS JUNIOR SUBORDINATED DEBENTURE (OTHER THAN A TRANSFER OF THIS JUNIOR SUBORDINATED DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS JUNIOR SUBORDINATED DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY JUNIOR SUBORDINATED DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE JUNIOR SUBORDINATED DEBENTURES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (100 SECURITIES). ANY SUCH TRANSFER OF JUNIOR SUBORDINATED DEBENTURES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH JUNIOR SUBORDINATED DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF ANY) OR INTEREST OF SUCH JUNIOR SUBORDINATED DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH JUNIOR SUBORDINATE DEBENTURES.

         THE HOLDER OF THIS JUNIOR SUBORDINATED DEBENTURE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS JUNIOR SUBORDINATED DEBENTURE BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR
SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.



                       MAINSTREET BANKGROUP INCORPORATED

        SERIES B 8.90% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE DECEMBER 1, 2027

         MainStreet BankGroup Incorporated, a Virginia corporation (the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to MainStreet Capital Trust I or registered assigns, the principal sum of ________________________ dollars ($__________) on December 1, 2027 (the "Stated
Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from November 19, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 1 and December 1 of each year, commencing June 1, 1998, at the rate of 8.90% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Junior Subordinated Debenture is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums and Compounded Interest (each as defined in the Indenture) with respect to this Junior Subordinated Debenture. Pursuant to the Registration Rights Agreement, in certain limited circumstances the Corporation will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to this Junior Subordinated Debenture.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Junior Subordinated Debenture (or one or more Predecessor Junior Subordinated Debenture, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month preceding the month in which the relevant interest payment date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Junior Subordinated Debenture (or one or more Predecessor Junior Subordinated Debentures) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Junior Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Junior Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Junior Subordinated Debenture shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Junior Subordinated Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Junior Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Junior Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

         The provisions of this Junior Subordinated Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this ____day of __________, 1998.


                                 MAINSTREET BANKGROUP INCORPORATED.

                                            By:
                                            --------------------------

                                            Name:  James E. Adams
                                            Title:   Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

Attest:

By:  _______________________

Name:  Rebecca J. Jenkins
Title:  Executive Vice President


                               (FORM OF CERTIFICATE OF AUTHENTICATION)

                                    CERTIFICATE OF AUTHENTICATION

  This is one of the Junior Subordinated Debentures referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
not in its individual capacity but solely as Debenture Trustee


By  __________________________
    Authorized Signatory


                          (FORM OF REVERSE OF SECURITY)

         This Junior Subordinated Debenture is one of the Junior Subordinated Debentures of the Corporation (herein sometimes referred to as the "Junior Subordinated Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of November 19, 1997 (the "Indenture"), duly executed and delivered between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debenture Trustee, the Corporation and the holders of the Junior Subordinated Debentures.

         Upon the occurrence and continuation of a Special Event prior to December 1, 2007 (the "Initial Optional Redemption Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Junior Subordinated Debenture in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Junior Subordinated Debentures following a Special Event, an amount in cash equal to the Make Whole Amount. The "Make Whole Amount" shall mean an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures to be prepaid or (ii) the sum, as determined by a Quotation Agent, of the present values of remaining scheduled payments of principal and interest on such Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (i) and (ii), any accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, and Liquidated Damages, if any, to the date of such prepayment.

         In addition, the Corporation shall have the right to prepay this Junior Subordinated Debenture, in whole or in part, at any time on or after the Initial Optional Prepayment Date (an "Optional Prepayment"), upon not less than 30 days and not more than 60 days' notice, at the prepayment prices set forth below plus, in each case, accrued and unpaid interest thereon (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, to the applicable date of prepayment (the "Optional Prepayment Price") if prepaid during the 12-month period beginning December 1 of the years indicated below.


         Year                                                      Percentage

         2007                                                       104.450%
         2008                                                       104.005%
         2009                                                       103.560%
         2010                                                       103.115%
         2011                                                       102.670%
         2012                                                       102.225%
         2013                                                       101.780%
         2014                                                       101.335%
         2015                                                       100.890%
         2016                                                       100.445%
         2017 and thereafter                                        100.000%

         The Optional Prepayment Price or the Special Event Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Corporation determines, provided, that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Junior Subordinated Debentures are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Junior Subordinated Debentures to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Junior Subordinated Debentures not previously called for prepayment, provided, however, that with respect to Debentureholders that would be required to hold Junior Subordinated Debentures with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Junior Subordinated Debentures of each such Debentureholder so that after such prepayment such Debentureholder shall hold Junior Subordinated Debentures either with an aggregate principal amount of at least $100,000 or such debentureholder no longer holds any Junior Subordinated Debentures and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate, provided, further, that any such proration may be made on the basis of the aggregate principal amount of Junior Subordinated Debentures held by each Debentureholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Junior subordinated Debentures in denominations of $1,000 or integral multiples thereof shall be prepaid.

         In the event of prepayment of this Junior Subordinated Debenture in part only, a new Junior Subordinated debenture or Junior Subordinated Debentures for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

         Notwithstanding the foregoing, any prepayment of Junior Subordianted Debentures by the Corporation shall be subject to the receipt of any required regulatory approval.

         In case a Debenture Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Junior Subordinated Debentures; provided, however, that no such supplemental indenture shall, without the consent of each holder of Junior Subordinated Debentures then outstanding and affected thereby, (i) change the Stated Maturity Date of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time outstanding affected thereby, on behalf of all of the holders of the Junior Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Junior Subordinated Debentures or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Junior Subordinated Debentures then outstanding. Any such consent or waiver by the holder of this Junior Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Junior Subordinated Debenture and of any Junior Subordinated Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Junior Subordinated Debenture.

         No reference herein to the Indenture and no provision of this Junior Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Junior Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not extending beyond the Stated Maturity Date of the Junior Subordinated Debentures (an "Extension Period") or ending on a date other than an Interest Payment Date, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Corporation may further defer payments of interest by further extending such Extension Period, provided that such Extension Period, together with all such previous and further extensions within such Extension Period, (i) shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extension Period, subject to the foregoing requirements.

         The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including any other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or the conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the exchange or conversion provisions of such capital stock or the security being exchanged or converted and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is or, with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) the Corporation shall be in default with respect to its payment obligations under the Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to extend the interest payment period and any such extension shall be continuing.

         Subject to (i) the receipt of any  required  regulatory  approval,  and
(ii) the receipt by the Corporation of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities, the Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

         The Junior Subordinated Debentures are issuable only in registered form without coupons in denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Junior Subordinated Debenture is transferable by the holder hereof on the Debenture Register of the Corporation, upon surrender of this Junior Subordinated Debenture for registration of transfer at the office or agency of the Corporation in New York, New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Junior Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Junior Subordinated Debenture, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Junior Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar for the Junior Subordinated Debentures) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Junior Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Junior Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE JUNIOR SUBORDINATED DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.